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                                                                   Exhibit 10.14
                       CITIGROUP 2000 STOCK PURCHASE PLAN
                  AMENDED AND RESTATED AS OF FEBRUARY 28, 2003

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1.       PURPOSE

         The purposes of the Citigroup 2000 Stock Purchase Plan are (i) to serve as an employment incentive and (ii) to encourage stock ownership by Eligible Employees in order to align their long-term financial interests with those of the Company's stockholders. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so that participation in the Plan will be consistent with the requirements of that Section of the Code.

2.       EFFECTIVE DATE AND DURATION OF PLAN

         The Plan will become effective May 1, 2000, subject to approval by the stockholders of the Company. No Agreement shall be entered into pursuant to the Plan after April 30, 2010, unless the Plan is terminated earlier in accordance with the provisions of Section 21.

3.       DEFINITIONS

         "AGREEMENT" means a stock purchase agreement, the form of which has been approved by the Committee, pursuant to which Eligible Employees may purchase Common Stock under the Plan.

         "BOARD" means the Board of Directors of the Company.

         "CHANGE OF CONTROL" has the meaning set forth in Section 17.

         "CLOSING DATE" means the last day of the stated term of an Agreement as established by the Committee.

         "CODE" means the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder and any successor thereto.

         "COMMITTEE" means the Personnel, Compensation and Directors Committee of the Board, or its designee.

         "COMMON STOCK" means the Common Stock of the Company, $.01 par value per share.

         "COMPANY" means Citigroup Inc., a Delaware corporation.


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         "COMPENSATION" means, unless the Committee determines otherwise, base salary plus any "regular" shift differential, or, for Eligible Employees who do not earn a base salary, earned commissions as of a date determined by the Committee, expressed as an annual rate. "Compensation" does not include any incentive or other awards, bonus payments, overtime payments, or similar distributions or contributions to any employee benefit plan of the Company or any Designated Subsidiary.

         "DESIGNATED SUBSIDIARY" means a Subsidiary that has been designated by the Committee from time to time as being eligible to participate in the Plan.

         "ELIGIBLE EMPLOYEES" means those Employees who have been designated by the Committee, in its discretion, in accordance with the provisions of Section 423 of the Code as being eligible to participate in the Plan.

         "EMPLOYEE" means an individual who is an employee of the Company or a Designated Subsidiary as of the date or dates determined by the Committee.

         "FAIR MARKET VALUE" as of any given date means, unless the Committee determines otherwise, the closing price of a share of Common Stock on the composite tape of New York Stock Exchange listed securities on the business day immediately preceding such date.

         "PLAN" means the Citigroup 2000 Stock Purchase Plan, as amended from time to time.

         "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations including the Company provided that, on the date of the relevant Agreement hereunder, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

4.       ADMINISTRATION

         The Committee shall have full and exclusive power to administer and interpret the Plan. The Committee may determine, from time to time, that the Company shall offer to Eligible Employees the opportunity to enter into Agreements. The Committee's authority includes, but is not limited to the authority to, from time to time, subject to the express provisions of the Plan and Section 423 of the Code:

         (a) determine the purchase price pursuant to Section 8 of the Plan;


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         (b) determine which Employees shall be Eligible Employees and which
         Subsidiaries shall be Designated Subsidiaries;

         (c) prescribe and modify the form and provisions of the Agreements and the method of delivery and execution thereof;

         (d) decide questions which may arise with respect to the interpretation, construction or application of the Plan or any Agreement;

         (e) amend, suspend or terminate the Plan, in accordance with the provisions of Section 21;

         (f) adopt and amend such administrative rules, regulations, procedures and guidelines governing the Plan and the Agreements as it may deem necessary in its discretion;

         (g) establish all other terms, conditions, restrictions and limitations applicable to Agreements, including but not limited to those relating to an Eligible Employee's retirement, death, disability, leave of absence or any other termination of employment; and

         (h) establish the terms, conditions, limitations and restrictions which will apply to Eligible Employees working outside of the United States, to the extent necessary to comply with local laws, rules, regulations and policies.

         The Committee shall have the power to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Agreement and to take such actions and make such administrative determinations that the Committee deems appropriate in its discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders, subsidiaries and all Employees.

         The Committee may at any time delegate its responsibilities regarding the administration of the Plan to another committee or to one or more officers of the Company. The Committee may not delegate its authority to determine, from time to time, that the Company shall offer to enter into Agreements.

         No member of the Committee shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee shall be entitled to indemnification and reimbursement. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.


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5.       ELIGIBILITY

         (a) Only Eligible Employees may participate in the Plan.

         (b) No Eligible Employee may enter into an Agreement if such Eligible Employee, immediately after the Agreement is entered into, owns stock having five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For this purpose, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Eligible Employee. Stock which may be purchased by an Eligible Employee under an outstanding Agreement shall be treated as stock owned by the Eligible Employee.

6.       COMMON STOCK

         (a) The stock subject to Agreements shall be shares of Common Stock that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares of Common Stock may consist of shares of Common Stock purchased in open market transactions. Subject to adjustment in accordance with the provisions of Section 16, the aggregate number of shares of Common Stock that may be purchased by Eligible Employees pursuant to Agreements under the Plan shall not exceed fifty million (50,000,000) shares.

         (b) In the event that any Agreement expires or is terminated for any reason, any shares of Common Stock which were the subject of such Agreement but were not thereby purchased may be subject to another Agreement under this Plan or another agreement entered into under another employee stock purchase or stock option plan of the Company.

7.       NUMBER OF SHARES AN ELIGIBLE EMPLOYEE MAY PURCHASE

         (a) The Company may offer to Eligible Employees an election to purchase up to a certain number of shares of Common Stock as shall have an aggregate purchase price not in excess of (i) a specified percentage (not to exceed 100%) of each Eligible Employee's Compensation or (ii) an aggregate purchase price expressed in U.S. dollars, in each case, as determined by the Committee and subject to the provisions of Section 423 of the Code. An Eligible Employee may elect to purchase shares of Common Stock with an aggregate purchase price that is less than the aggregate purchase price which he or she is eligible to elect to purchase.

         (b) No Eligible Employee may enter into an Agreement permitting the purchase of shares of Common Stock if such Eligible Employee would thereby have entered into Agreements under the Plan and/or any other qualified employee stock purchase plan of the Company and/or its Subsidiaries that would permit such Eligible Employee to purchase shares of Common Stock with an aggregate Fair Market Value (determined at the date of grant designated in the Agreement) in excess of twenty-five thousand dollars


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($25,000) for each calendar year in which any such Agreement with such Eligible
Employee is outstanding at any time. Any Agreement which causes such total to exceed such limit (determined at the date of grant designated in such Agreement) shall be null and void to the extent of such excess.

8.       OFFERS TO PURCHASE COMMON STOCK

     Offers to purchase Common Stock may be made on terms and conditions established by the Committee, but the purchase price may not be less than the lesser of:

         a) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date of the Agreement, or

         b) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the date of purchase.

     Each agreement shall have a stated term, as established by the Committee, not to exceed twenty-seven (27) months, unless the purchase price is to be not less than 85% of the Fair Market Value of a share of Common Stock on the date of purchase. If the purchase price is to be not less than 85% of the Fair Market Value of a share of Common Stock on the date of purchase, then the Agreement shall have a stated term, as established by the Committee, not to exceed five (5) years.

9.       ELECTION TO PARTICIPATE

         An Eligible Employee's acceptance of an offer to purchase shares of Common Stock shall be evidenced by the execution and delivery of an Agreement and such other enrollment documents as may be required by the Committee. Execution and delivery shall be accomplished by the dates specified in the terms of the offering, and in such manner as may be approved by the Committee, which may include electronic signatures and electronic delivery, in accordance with such rules, regulations and procedures as may be established by the Committee from time to time for this purpose.

10.      PAYROLL DEDUCTIONS

         (a) By entering into an Agreement, an Eligible Employee will authorize the Company or the Designated Subsidiary, as the case may be, to deduct from his or her Compensation, throughout the duration of such Agreement, commencing on the date indicated in such Agreement, substantially equal amounts sufficient to accumulate as of the Closing Date, with allowance for interest accrued thereon if so determined by the Committee, the aggregate purchase price of the shares of Common Stock covered by such Eligible Employee's Agreement. Subject to the provisions of Section 423 of the Code and such rules and administrative guidelines as the Committee may establish from time to time, an Eligible Employee may decrease the amount of his or her payroll deductions during the offering period, including decreasing it to zero, by so notifying the Company in the manner specified by the Committee.


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         (b) If the Company determines that interest will be part of the offering, the Company will credit interest at a rate which may be calculated by reference to a formula or another rate, as established by the Committee from time to time, to the amount held in the Plan account on behalf of each Eligible Employee. If interest is part of the offering, it will be payable at the time that Common Stock is purchased under an Agreement or when an Eligible Employee withdraws the balance held on his or her behalf in the Plan account. Records shall be maintained showing the amount deducted from each Eligible Employee's Compensation and the amount of interest, if any, credited to such amount held on behalf of each Eligible Employee in the Plan account.

11.      PAYMENT OF PURCHASE PRICE

         Shares of Common Stock purchased under the Plan shall be paid for with:
(a) the amount held in the Plan account on behalf of the Eligible Employee, including accrued interest, if any; (b) a combination of the amount held in the Plan account, including accrued interest, if any, together with additional funds, if necessary, provided by the Eligible Employee in the event of a purchase of shares of Common Stock; (c) shares of Common Stock owned by the Eligible Employee for at least six (6) months, if permitted by the Committee, on such terms and conditions as may be determined by the Committee; or (d) in any other manner as may be approved by the Committee.

12.      DATE OF PURCHASE

         Each Agreement shall provide that the shares of Common Stock to be purchased thereunder will be purchased on the Closing Date provided for in the Agreement. If the Committee so determines, Agreements also may permit the Eligible Employee to purchase shares of Common Stock thereunder at such earlier dates and on such terms and conditions as may be determined by the Committee. If the Committee so determines, fractional shares may be purchased. If the Committee determines that fractional shares may not be purchased, any remaining funds from not purchasing a fractional share will be held in the Plan account for the Eligible Employee to use to purchase whole shares at the next purchase date, or will be refunded to the Eligible Employee at the time and in a manner determined by the Committee.

13.      EMPLOYEE'S PURCHASE DIRECTIONS

         (a) On the Closing Date, each Eligible Employee will purchase shares of Common Stock, and the amount held in the Plan account on behalf of the Eligible Employee, including accrued interest, if any, shall be applied to the purchase price without further authorization, unless the Eligible Employee requests a refund of the amount held in the Plan account on his or her behalf, including accrued interest, if any, prior to the Closing Date in a manner determined by the Committee.


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         (b) If an Eligible Employee desires to purchase fewer than all of the shares covered by his or her Agreement, such Eligible Employee may do so by notifying the party determined by the Committee in the manner so provided on or before the Closing Date. Should the Eligible Employee fail to deliver such notification, such failure shall be deemed an election by the Eligible Employee to purchase the number of shares for which such Eligible Employee had enrolled (and not already purchased) under the Agreement on the Closing Date and to have the amount held in the Plan account on behalf of the Eligible Employee, including accrued interest, if any, applied toward such purchase, in accordance with Section 13(a).

14.      TERMINATION OF AGREEMENT

         An Eligible Employee may, at any time on or before the Closing Date, terminate an Agreement in its entirety by giving notice of such termination delivered in a manner determined by the Committee. Upon such termination, the Company shall cause the amount held on behalf of such Eligible Employee in the Plan account, including accrued interest, if any, to be paid to such Eligible Employee in a manner determined by the Committee and further payroll deductions shall cease within a reasonable time of notification of such Eligible Employee's termination of such Agreement. The Committee shall determine the amount of time that the withdrawn Eligible Employee must wait before he or she may participate in the Plan again.

15.      TERMINATION OF EMPLOYMENT

         The Committee shall determine the terms, conditions, restrictions and limitations applicable to an Agreement in the event of an Eligible Employee's retirement, death, disability, leave of absence or any other termination of employment as permitted by the Code.

16.      RECAPITALIZATION

         The aggregate number, kind and class of shares of Common Stock which may be purchased by Eligible Employees pursuant to Agreements, the number, kind and class of shares covered by each Agreement, and the purchase price per share as established in accordance with each such Agreement all may be equitably adjusted, as determined by the Committee, due to any changes in the Common Stock resulting from any stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, any other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares. Fractional shares resulting from any such adjustment shall be rounded or paid, in the discretion of the Committee. The Committee also may make proportional adjustments in the Agreements of non-insiders in its discretion if an increase or decrease in the number of issued shares results from events other than those described in the preceding sentence.


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17.      CHANGE OF CONTROL

         (a) The Committee may, in its discretion, at any time prior to, coincident with or after a Change of Control:

                  (i) provide for the acceleration of any time periods relating to the purchase of shares of Common Stock so that any shares which are then subject to an Agreement may be purchased in full on or before a date fixed by the Committee;

                  (ii) terminate any outstanding offering and provide for the payment to each Eligible Employee of the amount held on his or her behalf in the Plan account, including accrued interest, if any;

                  (iii) make such adjustments to the shares of Common Stock covered by any Agreement then outstanding as the Committee deems appropriate to reflect such transaction or change; or

                  (iv) cause the Agreements then outstanding to be amended, assumed or to have new rights substituted therefor by the surviving corporation in such change.

         The Committee may, in its discretion, include such further provisions and limitations in any Agreement as it may deem equitable and in the best interests of the Company.

         (b) A "Change of Control" shall be deemed to occur if and when:

                  (i) any person, including a "person" as such term is used in Section l4(d)(2) of the 1934 Act (a "Person") is or becomes a beneficial owner (as such term is defined in Rule l3d-3 under the 1934
         Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

                  (ii) any transaction occurs with respect to the Company which is subject to the prior notice requirements of the Change in Bank Control Act of 1978;

                  (iii) any transaction occurs with respect to the Company which will require a "company" as defined in the Bank Holding Company Act of 1956, as amended, to obtain prior approval of the Federal Reserve Board;

                  (iv) any plan or proposal for the liquidation of the Company is adopted by the stockholders of the Company;

                  (v) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the


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         Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule l4a-ll of Regulation l4A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                  (vi) all or substantially all of the assets of the Company are sold, liquidated or distributed; or

                  (vii) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction.

         Any good faith determination by the Committee as to whether a Change of Control within the meaning of this Section has occurred shall be conclusive and binding for all purposes.

18.      ASSIGNABILITY

         No Agreement may be assigned or transferred except by will or by the laws of descent and distribution, unless otherwise determined by the Committee. During the lifetime of an Eligible Employee who is a party to an Agreement, only the Eligible Employee may purchase the shares of Common Stock covered by such Agreement.

19.      RIGHTS AS A STOCKHOLDER

         An Eligible Employee who is a party to an Agreement entered into under the Plan shall have no rights as a stockholder with respect to shares of Common Stock covered by such Agreement until the date the Eligible Employee becomes the holder of record of such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date of purchase.

20.      COMPLIANCE WITH SECTION 423 OF THE CODE

         All Agreements entered into and all transactions that occur under this Plan are intended to comply with all applicable requirements of Section 423 of the Code, and, with respect to persons subject to Section 16 of the 1934 Act, with the conditions of Rule l6b-3 of the 1934 Act. To the extent any provision of the Plan or any Agreement fails to so


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comply, such provision shall be deemed invalid and shall be omitted from the
Agreements to the extent permitted by law and deemed advisable by counsel, and remaining terms of the Plan and such Agreements shall not be affected thereby. If Section 423 of the Code is subsequently amended in any way which would alter the benefits generally available under a Section 423 plan, then the Committee may amend this Plan to conform to such amendment to the Code, provided such amendment would not disqualify the Plan under the provisions of Section 423 of the Code.

21.      AMENDMENT AND TERMINATION

         The Committee may from time to time amend, suspend, or terminate the Plan in whole or in part or amend any and all Agreements granted under the Plan to the extent permitted by law and provided such action is not prohibited by
Section 423 of the Code. However, no such action of the Committee may be taken without the approval of the Board and/or the stockholders, if Board and/or stockholder approval would be required under then applicable law.

22.      APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Common Stock pursuant to Agreements entered into under the Plan will be used for general corporate purposes.

23.      TAX WITHHOLDING

         Any amounts to be paid or shares to be delivered to any Eligible Employee under the Plan shall be reduced by any sums required by law to be withheld by the Company for payment of taxes, and the Company may, in a manner determined by the Committee: (a) withhold such shares from the shares of Common Stock purchased by each Eligible Employee; (b) withhold and sell such shares of Common Stock purchased by each Eligible Employee; (c) deduct the amount from the amount held in the Plan account on behalf of such Eligible Employee, including accrued interest, if any; (d) deduct the amount from such Eligible Employee's compensation; or (e) allow an Eligible Employee to pay such taxes in cash. The value of any shares of Common Stock allowed to be withheld or tendered for tax withholding may not exceed the amount allowed consistent with fixed plan accounting in accordance with generally accepted accounting principles.

24.      GOVERNING LAW

         The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

25.      EMPLOYMENT AT WILL

         This document is neither a contract nor a guarantee of continued employment for any definite period of time. An Employee's employment is always on an at-will basis.


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26.      ARBITRATION

         All claims and disputes between an Employee and the Company or any Subsidiary or Designated Subsidiary arising out of the Plan or any Agreement shall be submitted to arbitration in accordance with the then current arbitration policy of the Company or, if the Subsidiary or Designated Subsidiary with whom the Employee is employed has adopted an arbitration policy, the arbitration policy of such Subsidiary or Designated Subsidiary. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen. The award rendered by the arbitrator shall be made in accordance with the provisions of the Plan, shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of this
Section 26 shall be specifically enforceable under applicable law in any court having jurisdiction thereof.











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